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                                                                  EXHIBIT 5.1

                       RESCH POLSTER ALPERT & BERGER LLP
                    10390 SANTA MONICA BOULEVARD, SUITE 400
                       LOS ANGELES, CALIFORNIA 90025-5058
                              (310) 277-8300 PHONE
                               (310) 552-3209 FAX


                               September 14, 2000


GreyStone Digital Technology, Inc.
4950 Murphy Canyon Road
San Diego, California 92123

      Re: GreyStone Digital Technology, Inc.
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Gentlepersons:

      We have acted as special counsel to GreyStone Digital Technology, Inc., a Delaware corporation (the "Company"), and as such we are providing this opinion to you at your request.

      In our capacity as special counsel, we have examined: (a) the Registration Statement on Form S-1, File No. 333-42040, as amended (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission for the purpose of registering the sale of up to 5,843,550 shares of the Company's common stock (the "Shares") under the Securities Act of 1933, as amended, (b) the prospectus constituting part of the Registration Statement (the "Prospectus"), and (c) originals or copies of the Company's Certificate of Incorporation and all amendments thereto, Bylaws and corporate minute books. We have also examined originals or copies of the Company's records of corporate proceedings taken in connection with the approval of the Registration Statement and the issuance and sale of the Shares and other records and documents we considered appropriate. We have assumed the genuineness of all signatures, the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

      On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to (a) the limitations and qualifications in this opinion and (b) the completion of the additional proceedings being taken as contemplated by the Registration Statement prior to the issuance and sale of the Shares, we are of the opinion that the Shares will have been duly authorized by all necessary corporate action on the Company, and upon payment for and delivery of the Shares in accordance with the terms described in the Registration Statement and the countersigning of the certificate or certificates representing the Shares by a duly authorized signatory of the registrar for the Company's common stock, the Shares will be fully paid, validly issued and non-assessable.
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GreyStone Digital Technology, Inc.
September 14, 2000
Page 2


      This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention, or any changes in laws which may hereafter occur.

      We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to reference to our firm name under the heading "Legal Matters" in the Prospectus.

                                          Respectfully submitted,


                                          /s/ RESCH POLSTER ALPERT & BERGER LLP

                                          Resch Polster Alpert & Berger LLP